Exhibit 5.1

March 15, 2012

InVivo Therapeutics Holdings Corp.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 26,047,200 shares (the “Shares”) of common stock, $0.00001 par value per share (the “Common Stock”), of InVivio Therapeutics Holdings Corp., a Nevada corporation (the “Company”). The Shares represent (i) up to 12,848,600 outstanding shares of Common Stock (the “Outstanding Shares”) and (ii) up to 13,198,600 shares of Common Stock that are issuable on exercise of certain warrants (the “Warrant Shares” and together with the Outstanding Shares, the “Shares”).

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon, without independent verification, minutes of meetings of the Board of Directors of the Company or committees thereof as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents and certificates of public officials and officers of the Company as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws. We also assume, for purposes of the opinion expressed below, that a sufficient number of authorized but unissued shares of Common Stock will be available for issuance when the Shares are issued.

GREENBERG TRAURIG, LLP ■ ATTORNEYS AT LAW ■ WWW.GTLAW.COM

One International Place, 20th Floor ■ Boston, Massachusetts 02110 ■ Tel 617.310.6000 ■ Fax 617.310.6001

InVivo Therapeutics Holdings Corp.

March 15, 2012

We express no opinion herein as to the laws of any state or jurisdiction other than the Nevada General Corporation Law and the federal laws of the United States of America, in each case as in effect on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, (ii) with respect to the Outstanding Shares, are validly issued, fully paid and non-assessable and (ii) with respect to the Warrant Shares, will be validly issued, fully paid and non-assessable upon the exercise of the warrants in accordance with the respective terms thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP

GREENBERG TRAURIG